UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2007

CLAYTON WILLIAMS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Desta Drive, Suite 6500

Midland, Texas  79705-5510

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:

(432) 682-6324

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

The Compensation Committee of the Board of Directors of Clayton Williams Energy, Inc. (the “Company”), in September 2002, adopted an incentive plan for officers, key employees and consultants, excluding Clayton W. Williams, the Chairman of the Board, President and Chief Executive Officer of the Company, who promote the Company’s drilling and acquisition programs.  Management’s objective in adopting this plan is to further align the interests of the participants with those of the Company by granting the participants after-payout working interests in the production developed, directly or indirectly, by the participants.  The plan provides for the creation of a series of partnerships between the Company and the participants to which the Company contributes a portion of its working interest in wells drilled within certain areas. As a general rule, the Company pays all costs and receives all revenues until payout of its costs, plus interest; then at payout, the participants receive 99% to 100% of all subsequent net revenues attributable to the applicable interest.

On October 23, 2007 the Compensation Committee of the Board of Directors of the Company approved the formation of two participation agreements created pursuant to this plan and approved participation awards to certain officers, key employees and consultants.  The Company entered into participation agreements with the participants on December 17, 2007, to be effective as of October 23, 2007.  The participation agreements are summarized as follows:

•                  Participation Agreement relating to East Texas Bossier – Big Bill Simpson, to which the Company will contribute 5% of its working interest in wells to be drilled in an Area of Interest covering approximately 1,920 gross acres surrounding the Big Bill Simpson #1 well in Leon County, Texas (as described in Exhibit B of the Agreement).

•                  Participation Agreement relating to East Texas Bossier – Margarita, to which the Company will contribute 5% of its working interest in wells to be drilled in an Area of Interest covering approximately 2,095 gross acres surrounding the Margarita #1 well in Robertson County, Texas (as described in Exhibit B of the Agreement).

Item 9.01  Financial Statements and Exhibits

The following exhibits are provided as part of the information furnished under Item 1.01 of this report.

Exhibit
Number	Description

10.1	Participation Agreement relating to East Texas Bossier – Big Bill Simpson dated December 17, 2007.

10.2	Participation Agreement relating to East Texas Bossier – Margarita dated December 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

December 18, 2007	By:	/s/ L. Paul Latham
L Paul Latham
Executive Vice President and Chief Operating Officer

December 18, 2007	By:	/s/ Mel G. Riggs
Mel G. Riggs
Senior Vice President and Chief Financial Officer